UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 14a-12

PRESCIENT APPLIED INTELLIGENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

PRESCIENT APPLIED INTELLIGENCE, INC.

1247 Ward Avenue

West Chester, Pennsylvania 19380

(610) 719-1600

September     , 2007

Dear Stockholders of Prescient Applied Intelligence, Inc.:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Prescient Applied Intelligence, Inc., which will be held at Prescient’s corporate offices located at 1247 Ward Avenue, West Chester, Pennsylvania 19380, on September 26, 2007 at 9:00 a.m., local time. Details of the business to be conducted at the 2007 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at the meeting.

Sincerely,

JANE F. HOFFER
Chief Executive Officer

PRELIMINARY COPY

PRESCIENT APPLIED INTELLIGENCE, INC.

1247 Ward Avenue

West Chester, Pennsylvania 19380

(610) 719-1600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 26, 2007

Dear Stockholders of Prescient Applied Intelligence, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient”), which will be held at Prescient’s corporate offices located at 1247 Ward Avenue, West Chester, Pennsylvania 19380, on September 26, 2007 at 9:00 a.m., local time, for the following purposes:

1.	The election of three directors to our Board of Directors.

2.	Ratifying the appointment of Amper, Politziner & Mattia, P.C. as our independent auditors for the fiscal year ending December 31, 2007.

3.	The approval of the 2007 Equity Incentive Plan which shall replace our 1999 Stock Option Plan.

4.	The approval of an amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes.

5.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The close of business on August 6, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of common stock and series E convertible preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 1247 Ward Avenue, West Chester, Pennsylvania 19380, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting. We are providing a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006 with the accompanying proxy statement.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Prescient’s Board of Directors unanimously recommends that you vote “FOR” the Annual Meeting proposals, all of which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors,

JANE F. HOFFER
Corporate Secretary

West Chester, Pennsylvania

September     , 2007

2

PRELIMINARY COPY

PRESCIENT APPLIED INTELLIGENCE, INC.

1247 Ward Avenue

West Chester, Pennsylvania 19380

PROXY STATEMENT

for the

Annual Meeting of Stockholders

To Be Held on September 26, 2007

The enclosed proxy is solicited on behalf of the Board of Directors of Prescient Applied Intelligence, Inc., a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders to be held on September 26, 2007 at 10:00 a.m., local time, and at any adjournment or postponement thereof, at Prescient’s corporate offices located at 1247 Ward Avenue, West Chester, Pennsylvania 19380. These proxy solicitation materials were mailed on or about September     , 2007, to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On August 6, 2007, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had outstanding [33,326,670] shares of our common stock and [1,657] shares of our series E convertible preferred stock (“Series E Preferred”), each of which are entitled to vote at the Annual Meeting. Each share of Series E Preferred stock is convertible into 5,208 shares of common stock. Each holder of common stock is entitled to one vote for each share of common stock, and each holder of Series E Preferred is entitled to 5,208 votes for each share of Series E Preferred, held by such stockholder on July     , 2007. As of the record date, the outstanding shares represented [41,956,326] votes, consisting of [33,326,670] attributable to common stock and [8,629,656] attributable to Series E Preferred.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote

Stockholders may not cumulate votes in the election of directors. For Proposal 1, the three nominees who receive the greatest number of votes cast at the meeting by the shares present in person or by proxy and entitled to vote will be elected. For Proposals 2 and 3, the affirmative vote of holders representing a majority of the voting shares represented at the meeting in person or by proxy and entitled to vote will be required for approval. For Proposal 4, the affirmative vote of the holders representing two-thirds of the voting shares entitled to vote at the meeting will be required for approval.

Abstentions and Broker Non Votes

Abstentions will be counted as shares that are present for purposes of determining a quorum. For Proposal 1, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the approval of Proposal 4, abstentions have the practical effect of a vote against the proposal. For the approval of Proposals 2 and 3, abstentions will not be counted as votes cast for or against such proposals.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon; if you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.” Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present. For Proposal 1, broker non-votes have no effect on the outcome of the election. For the approval of Proposals 3 and 5, broker non-votes have the practical effect of a vote against such proposals. For the approval of Proposals 2 and 4, broker non-votes will not be counted as votes cast for or against such proposals. Whether brokers have discretion to vote on other proposals and, if they do not, the effects of broker non-votes on such other proposals will depend on the nature of such other proposals.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by our board, (ii) FOR ratification of the appointment of the independent auditors for fiscal year 2007, (iii) FOR the approval of the 2007 Equity Incentive Plan, (iv) FOR an amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes, and (v) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing with our corporate secretary at our principal executive offices at 1247 Ward Avenue, West Chester, Pennsylvania 19380, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline For Receipt Of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be presented at our 2008 Annual Meeting and included in our Proxy Statement and form of proxy relating to that meeting must be received by us at our principal executive offices at 1247 Ward Avenue, West Chester, Pennsylvania 19380, addressed to our corporate secretary, not later than                  , 2008. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), and the procedures set forth in our bylaws.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than                     , 2008.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

A class of directors consisting of three directors is to be elected at the Annual Meeting. The Board of Directors of Prescient currently consists of Daniel W. Rumsey (Chairman), Jane F. Hoffer, Patrick L. Kiernan, Warren D. Jones, Mary Lou Fox and Michael A. DiPiano.

Our certificate of incorporation and bylaws provide that the Board of Directors shall be divided into three classes and shall consist of not less than one member, and that upon any change in the number of members, any newly created directorships or eliminated directorships shall be apportioned among the classes so as to make them as nearly equal in number as practicable. Upon recommendation of the nominating and corporate governance committee, the Board of Directors has nominated for election as directors at our Annual Meeting Mr. Jones, Ms. Hoffer and Ms. Fox, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a three-year term expiring in 2010. If the proposal to eliminate the classification of our Board of Directors (Proposal 4) is approved, the terms of all of our directors, including those elected at the Annual Meeting, will expire at our 2008 annual meeting and all directors will be elected each year at our annual meeting of stockholders, beginning with our 2008 Annual Meeting.

Management does not contemplate that the nominees will be unable to stand for election at the Annual Meeting, but in that event, in place of such nominee, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board of Directors upon recommendation of the nominating and corporate governance committee.

Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

Nominees for Class II Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders

Jane F. Hoffer, has served as our Chief Executive Officer and as a member of our Board of Directors since December 2004, following her appointment in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Ms. Hoffer previously served as President, Chief Executive Officer and a member of the Board of Directors of Prescient Systems. Ms. Hoffer founded Prescient Systems, Inc. having led the management buyout from Lucas, Bear and Associates, Inc. in December 1996. From 1994 to 1996, she served as Chief Executive Officer of Lucas, Bear and Associates, Inc. Ms. Hoffer was elected to the Albert Einstein Healthcare Network, a private not-for-profit company in July 2002 and was elected to the Board of Trustees in July 2003 and still serves as a trustee. Ms. Hoffer is also a member of the Board of Directors of Fastech Integrated Solutions, LLC.

Mary Lou Fox, has served as a member of our Board of Directors since December 2004, following her election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. She previously served as a director of Prescient Systems from August 2001 until the completion of the merger in December 2004. Ms. Fox is currently President of Fox Supply Chain Consulting and has served in that capacity since 2001. Ms. Fox is a recognized expert in supply chain management and has broad experience in the software and services industry. Her career at Manugistics spanned the growth of Manugistics from the beginning of its supply chain business through 1999, where Ms. Fox built the consulting services business as well as serving in executive positions in marketing and product development. Ms. Fox was chief operating officer at NextLinx, a global trade software company, from January 2000 to January 2001.

Warren D. Jones, has served as a member of our Board of Directors since December 1999. From September 2001 until August 2002, he served as our interim Chief Executive Officer. Prior to his retirement, Mr. Jones spent 31 years at PricewaterhouseCoopers LLP where he served as managing partner in New Orleans and Pittsburgh, and most recently was responsible for risk management and compliance for the firm’s Southwest region technology, telecommunications and entertainment customers.

Continuing Class III Directors for Term Ending Upon the 2008 Annual Meeting of Stockholders

Daniel W. Rumsey, has served as Chairman of our Board of Directors since December 2004, following his election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. He is currently serving as our Interim Chief Financial Officer. Mr. Rumsey is also the President, Chief Executive Officer and Chairman of the Board of Directors of Wave Wireless Corporation, which recently emerged from protection under Chapter 11 of the U.S. Bankruptcy Code. From 2003 to March 2006, Mr. Rumsey held various other positions at Wave Wireless Corporation including Vice President, General Counsel and Secretary, Chief Financial Officer and Acting Chief Executive Officer. From 2000 to 2002, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Prior to joining Knowledge Kids Network, Inc., Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the SEC’s Division of Corporation Finance. In addition to serving on the Board of Directors of Wave Wireless Corporation, Mr. Rumsey serves on the Board of Directors of DIRT MotorSports, Inc., a public company whose shares are traded on the OTCBB.

Patrick L. Kiernan, has served as a member of our Board of Directors since January 2004. Mr. Kiernan currently serves as the President of Day/Kiernan & Associates, a consulting group focused on growth strategies and emerging issues with an emphasis on consumer future forces, customized education programs, and trade policy development, were he has served since 1998. Mr. Kiernan is a contributing editor writing for Grocery Headquarters Magazine, serves on the staff of Saint Joseph’s University Center for Food Marketing, The Council of Logistics Management Research Strategies Committee, and is a research affiliate with the Institute for the Future.

Continuing Class I Directors for Term Ending Upon the 2009 Annual Meeting of Stockholders

Michael A. DiPiano, has served as a member of our Board of Directors since December 2004, following his election in connection with the merger between our predecessor, The viaLink Company and Prescient Systems on December 31, 2004. Mr. DiPiano is the Managing Partner of NewSpring Capital and has served in that capacity since 2001. From 1998 to 2004, he was Chairman of Maxwell Systems, a venture-funded e-commerce and software company during which time he also co-founded four additional venture backed startups, including MessageLink, HR Division, Alliance One, and Vytek Wireless. From 1996 until 1998, Mr. DiPiano was affiliated with Safeguard Scientifics, Inc. and its related venture funds, serving in high-level management positions, and working on investment matters with several of their wireless and IT related companies. He is currently a director of Nutrisystem, Inc. (Nasdaq: NTRI). He is also a director of a number of private companies including Ecount and FemmePharma. Mr. DiPiano is also a director of the University City Science Center.

Board Committees and Meetings

The Board of Directors met four times and acted two times by unanimous written consent during the fiscal year ended December 31, 2006. The Board of Directors has an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of Prescient’s directors who served during 2006 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2006.

Audit Committee. We have established a standing audit committee in accordance with 3(a)(58)(A) of the Exchange Act that makes recommendations to our Board of Directors regarding the selection of an independent registered public accounting firm, reviews the results and scope of our audits and other accounting-related services and reviews and evaluates our internal control functions. Our audit committee operates pursuant to a written charter which is available on our website at www.prescient.com. Our audit committee is comprised of Messrs. Jones (Chair), Kiernan and Rumsey. Our Board of Directors has determined that Messrs. Jones and Rumsey are each an “audit committee financial expert” as currently defined under the SEC rules implementing Section 407 of SOX. Upon the resignation of Mr. Aiken as our Chief Financial Officer in December 2006, Mr. Rumsey became Interim Chief Financial Officer, a position he held until April 2007. Mr. Rumsey became Interim Chief Financial Officer again in July 2007 with the resignation of Ms. Betsy Grose as our Corporate Controller. Mr. Rumsey was paid $10,000 per month in his capacity as Interim Chief Financial Officer from December 2006 until April 2007, and is currently paid $10,000 per month as Interim Chief Financial Officer. As a result, Mr. Rumsey cannot be considered independent under the applicable requirements of SOX, SEC rules and regulations, or the standards of the Nasdaq Stock Market, Inc.

Compensation Committee. We have a standing compensation committee that reviews and makes recommendations to the board concerning salaries and incentive compensation for our officers and employees. Our compensation committee operates pursuant to a charter which is available on our website at www.prescient.com. The compensation committee also administers the 1999 Option Plan and other employee incentive plans. The members of the compensation committee are Messrs. Rumsey (Chair) and Kiernan. The compensation committee has the authority to retain and use the services of an independent executive compensation consultant, however, it has not retained such a consultant to assist in its duties. The compensation committee makes all final decisions regarding compensation for all executive officers, however, it may, in its discretion, include the chief executive officer in deliberations and the approval process for the compensation of other executive officers.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is comprised of Mr. Kiernan and Ms. Fox, who are two of the non-management members of our Board of Directors. The nominating and corporate governance committee is responsible for the recommendation of the criteria for selection of board members and assisting the board in identifying candidates. The Board of Directors has not adopted a charter for the nominating and corporate governance committee, however, it has determined that each of the members is independent using the standards of the Nasdaq Stock Market, Inc., and it applies those same standards of independence to the members of its audit committee. Mr. Kiernan is the current chairman of the nominating and governance committee.

The nominating and corporate governance committee reviews the qualifications of all persons recommended by stockholders as nominees to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating and corporate governance committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating and corporate governance committee does evaluate recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. Following this evaluation, the nominating and corporate governance committee will make recommendations for director membership and review such recommendations with the board, which will decide whether to invite the candidate to be a nominee for election to the board.

For a stockholder to submit a candidate for consideration to the nominating and corporate governance committee, a stockholder must notify Prescient’s Secretary. To make a recommendation for director nomination in advance of an Annual Meeting, a stockholder must notify Prescient’s Secretary in writing no later than 120 days prior to the anniversary of the date of the prior year’s Annual Meeting Proxy Statement. Notices should be sent to the following address:

Prescient Applied Intelligence, Inc.

1247 Ward Avenue

West Chester, Pennsylvania 19380

Attn: Secretary

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the SEC.

Director Independence

Our Board of Directors currently consists of Daniel W. Rumsey, Jane F. Hoffer, Patrick L. Kiernan, Warren D. Jones, Mary Lou Fox and Michael A. DiPiano. In applying the definition of “independent director” established by Nasdaq, the Board has determined that Patrick L. Kiernan, Warren D. Jones and Mary Lou Fox qualify as “independent directors”.

We maintain a separately designated audit, compensation and nominating committees. In applying the “independence standards” applicable to audit, compensation and nominating committee members established by Nasdaq, the Board has determined that Daniel W. Rumsey, who is a member of the audit committee of our board of directors is not “independent”.

Vote Required for Approval of Proposal One

The affirmative vote of a plurality of the voting shares present or represented and entitled to vote at the Annual Meeting is required to elect each nominee for director. This means each nominee will be elected if he or she receives more affirmative votes than votes withheld for such director.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

EXECUTIVE COMPENSATION

Management

The executive officers and directors of Prescient are as follows:

Name	Age	Position
Jane F. Hoffer	42	Chief Executive Officer
Betsy Grose	42	Principal Accounting and Financial Officer
Patrick L. Kiernan	62	Director
Michael A. DiPiano	48	Director
Warren D. Jones	64	Director
Mary Lou Fox	64	Director
Daniel W. Rumsey	46	Interim Chief Financial Officer and Chairman of the Board of Directors

SUMMARY COMPENSATION TABLE

The following table sets forth certain information about the compensation paid or accrued during the year ended December 31, 2006 to our Chief Executive Officer and our former Chief Financial Officer, the only other executive officer whose total compensation exceeded $100,000 in 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Jane F. Hoffer President and Chief Executive Officer	2006	214,615	37,500	(1)	106,868	(3)	6,000	364,983
Thomas Aiken (4) Former Chief Financial Officer	2006	162,463						162,463

(1)	Ms. Hoffer’s bonus resulted from the consummation of the merger of Prescient and The viaLink Company on December 31, 2004, which was paid partially in 2005 with the remaining amount paid in 2006.
(2)

The value for option awards represents the dollar amount recognized for financial reporting purposes for 2006 in accordance with Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation, (“SFAS 123R”). The dollar amount for each named executive officer varies depending on the number of options held, the fair value of such options, and the vesting terms of such options.

(3)

Ms. Hoffer was granted options to purchase 600,000 shares of common stock during 2006, of which 349,992 vested on March 3, 2006, and 16,668 vested on March 26, 2006 and on the 26th of each month thereafter until fully vested.

(4)	Mr. Aiken resigned as Chief Financial Officer in November 2006.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised for each of the named executive officers as of December 31, 2006. No other equity awards otherwise reportable in this table have been granted to any of our named executive officers.

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Jane F. Hoffer	1,484	0	0	$0.62	12/31/2007
	222,599	0	0	$1.00	7/24/2012
	516,672	0	83,328	$0.21	5/26/2014
	516,672	0	83,328	$0.21	5/26/2014

Tom Aiken	145,484	0	145,484	$0.21	02/28/2007

(1)	Mr. Aiken resigned as Chief Financial Officer in November 2006.

DIRECTOR COMPENSATION

Effective May 3, 2005, we approved a compensation program that provides for our non-employee directors to be paid $3,000 per quarter for service on our board of directors and $1,000 for every audit committee meeting attended. We also reimburse our directors for any out-of-pocket expenses and additional fees incurred in attending meetings of our board of directors and committees thereof on which such directors serve.

Each of our non-employee directors are also entitled to receive annual grants of stock options to purchase the number of shares equal to $25,000 divided by the fair market value of our common stock on the date of grant. Such options generally vest one year after grant.

The following table sets forth information concerning the compensation of our directors during the last completed fiscal year:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Daniel W. Rumsey	18,000	10,000	(1)	28,000
Warren Jones	18,000			18,000
Mary Lou Fox	12,000			12,000
Patrick Kiernan	12,000			12,000
Mike DiPiano	12,000			12,000

(1)	Mr. Rumsey was paid $10,000 for his service to the Company as Interim Chief Financial Officer during the month of December 2006.

Employment Agreements

On December 8, 2005, we entered into employment agreements with Jane F. Hoffer, our Chief Executive Officer, and Thomas W. Aiken, our former Senior Vice President and Chief Financial Officer. Mr. Aiken resigned in November 2006.

Ms. Hoffer’s employment agreement is for a term of two years commencing on January 1, 2005, and automatically renews for successive one-year periods thereafter unless the agreement is earlier terminated pursuant to its terms. Under the agreement, Ms. Hoffer receives an annual base salary of $225,000 and is entitled to receive incentive stock options exercisable for 1,248,274 shares of our common stock under our Amended and Restated 1999 Stock Option/Stock Issuance Plan. Ms. Hoffer received 600,000 of the 1,248,274 incentive stock options in December 2005 at an exercise price of $0.21 per share, and an additional 600,000 shares were issued on March 3, 2006, at an exercise price of $0.21 per share. Our compensation committee and our board of directors approved the stock options on November 30, 2005. Ms. Hoffer’s stock options vest on a three-year schedule, and for purposes of vesting, shall be considered granted as of May 26, 2004, the date of our definitive merger agreement with Prescient Systems.

We may terminate Ms. Hoffer’s employment at any time, with or without cause. If we terminate her employment for cause, Ms. Hoffer shall receive her base salary through the date of termination. If her employment is terminated by us without cause or by Ms. Hoffer for good reason, then Ms. Hoffer shall receive payment of an amount equal to her current base salary for a period of one year following the termination date. In the event of a change of control, Ms. Hoffer shall receive a single payment of an amount equal to her current base salary, and all options granted to her shall immediately vest.

Mr. Aiken’s employment agreement was executed on December 8, 2005 and was effective retroactively as of October 3, 2005. The employment agreement was for a term of one year and automatically renewed for successive one-year periods unless the agreement was earlier terminated pursuant to its terms. Under the agreement, Mr. Aiken received an annual base salary of $175,000 and received a grant of incentive stock options in 2005 exercisable for 402,880 shares of our common stock, at an exercise price of $0.21 per share, under our Amended and Restated 1999 Stock Option/Stock Issuance Plan. Our compensation committee and our board of directors approved the stock options on November 30, 2005. Mr. Aiken’s stock options vested on a three-year schedule, which commenced on October 3, 2005. Mr. Aiken resigned as Chief Financial Officer effective November 30, 2006, and his options expired unexercised

Transactions with Related Persons, Partners and Control Persons

On August 4, 2006, we entered into a services agreement with Fastech Integrated Solutions, LLC (“Fastech”) for hardware relocation/migration services and on demand hosting services. The services agreement shall remain in effect for a period of 36 months and shall renew each term for a consecutive 36-month period until terminated by either party 120 days prior to the expiration of the then current term. Under the terms of the services agreement, Fastech is paid approximately $40,000 per month. $76,160 was paid to Fastech under the terms of the services agreement during 2006. Jane F. Hoffer is a member of the Board of Directors of Fastech, and Michael DiPiano, a member of our Board of Directors, is affiliated with NewSpring Mezzanine Capital (“NewSpring”). NewSpring is the holder of a promissory note of Fastech, in the amount of approximately $2.25 million.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

AMPER, POLITZINER & MATTIA, P.C. TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the audit committee of the Board of Directors, the Board of Directors appointed Amper, Politziner & Mattia, P.A. as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Prescient Board of Directors may terminate the appointment of Amper, Politziner & Mattia, P.C. as Prescient’s independent registered public accounting firm without the approval of the Prescient stockholders whenever the Prescient Board of Directors deems such termination necessary or appropriate.

Representatives of Amper, Politziner & Mattia, P.C. will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by Amper, Politziner & Mattia, P.C. during 2006 and 2005 for assurance and related services that are reasonably related to the performance of the audit and interim quarterly review of our financial statements and registration filings totaled $205,000 and $199,500, respectively. The aggregate fees billed by KPMG LLP, our independent auditors through March 2005, for professional services rendered in connection with consents related to SEC filings totaled $30,000 for 2006, and $15,000 for 2005.

Audit-Related Fees

Our independent auditors did not render any additional professional services relating to the audit or review our financial statements during 2006 and 2005.

Tax Fees

During 2006 and 2005, we received billings in the amount of $37,300 and $9,500, respectively, from Amper, Politziner & Mattia, P.C. in connection with preparation of tax returns and other tax compliance services for Prescient Systems, Inc.

All Other Fees

Amper, Politziner & Mattia, P.C. did not render any other professional services to us during 2006 or 2005.

Audit Committee Pre-Approval Policies

The audit committee of our board of directors approves the engagement of our independent auditors, and meets with our independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates. It also meets with our independent auditors prior to the completion of our annual audit and reviews the results of their audit and review of our annual and interim consolidated financial statements, respectively. During the course of the year, our chairman has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The chairman reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent auditors update our board of directors regarding material changes to any service engagement and related fee estimates as compared to amounts previously approved. During 2005 and 2006, all audit and non-audit services performed by our independent accountants were pre-approved by our audit committee in accordance with the foregoing procedures.

Report of the Audit Committee

Management is responsible for Prescient’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Prescient’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee’s responsibility is to monitor and oversee these processes.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the committee that Prescient’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Prescient’s independent registered public accounting firm also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm’s independence.

Based upon the committee’s discussion with management and the independent registered public accounting firm and the committee’s review of the representation of management and the report of the independent registered public accounting firm to the committee, the committee recommended that the Board of Directors include the audited consolidated financial statements of Prescient in its Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC.

Warren D. Jones (Chair)

Daniel W. Rumsey

Patrick L. Kiernan

Vote Required for Approval of Proposal Two

The affirmative vote of a majority of the voting shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent auditors.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF AMPER, POLITZINER AND MATTIA, P.C. AS OUR INDEPENDENT AUDITOR.

PROPOSAL 3

PROPOSAL TO ADOPT THE 2007 EQUITY INCENTIVE PLAN

Prescient’s stockholders are being asked to approve Prescient’s 2007 Equity Incentive Plan (the “2007 Plan”), which will supersede and replace the 1999 Stock Option/Stock Issuance Plan (the “1999 Plan”) that is currently in effect.

The following is a summary of the principal features of the 2007 Plan, and it is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached as Appendix B to this Proxy Statement. If approved, the 2007 Plan will serve as the successor to Prescient’s 1999 Plan and no further awards will be granted under the 1999 Plan.

Equity Incentive Awards

Awards granted under the 2007 Plan may consist of incentive stock options, non-qualified stock options, stock appreciation rights (SAR), restricted stock grants, and stock units. Each award is subject to the terms and conditions set forth in the 2007 Plan and to those other terms and conditions specified by the Plan Administrator and memorialized in a written award agreement.

Administration

The Compensation Committee of Prescient’s Board of Directors administers the provisions of the 2007 Plan with respect to all officers and directors of Prescient subject to the short-swing trading restrictions of the federal securities laws (“Section 16 Insiders”). With respect to all other participants, the 2007 Plan may be administered by either the Compensation Committee or a special stock option committee (the “Secondary Committee”) comprised of one or more directors appointed by the Board of Directors or by the entire Board of Directors. Each administrator, whether the Compensation Committee, the Secondary Committee or the Board of Directors, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 2007 Plan, and each Plan Administrator will have complete discretion (subject to the provisions of the 2007 Plan) to authorize equity incentive awards under the 2007 Plan within the scope of its administrative authority.

Share Reserve

The number of shares of common stock reserved for issuance for awards under the 2007 Plan may not exceed 6,000,000 shares. In addition, the remaining shares of common stock reserved for issuance under the 1999 Plan, which as of September [    ], 2007 totaled [            ] shares of common stock, shall rollover into the 2007 Plan share reserve upon the approval of the 2007 Plan.

If and to the extent awards granted under the 2007 Plan or the 1999 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards again will be available for grant under the 2007 Plan. Additionally, to the extent any shares subject to an award under the 2007 or 1999 Plan are tendered and/or withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the 2007 Plan. This is referred to as the “recycling” of shares.

Therefore, subject to the adjustment for certain changes in capitalization described below and excluding shares subject to awards issued in substitution for awards of a business acquired by Prescient, if this proposal is approved, the maximum number of shares of our common stock that may be issued in respect of awards under the 2007 Plan will not (absent further stockholder approval) exceed [            ](the sum of the [            ] shares specifically reserved, the [            ] shares remaining available for issuance under the 1999 Plan as of                     , 2007, and the [            ] potentially recyclable shares of common stock previously granted under the 1999 Plan referenced in the preceding paragraph).

By incorporating the shares which are available for issuance under the 1999 Plan into the 2007 Plan, the 2007 Plan will effectively replace the 1999 Plan. Therefore, if this proposal is approved, no further awards will be granted under the 1999 Plan.

Changes in Capitalization

In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by our Board of Directors to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2007 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

Eligibility

Employees, non-employee directors, and independent consultants and advisors to Prescient and our subsidiaries (whether now existing or subsequently established) will be eligible to receive awards under the 2007 Plan.

As of September     , 2007,    executive officers,    non-employee directors, and      other employees were eligible to receive awards under the 2007 Plan.

Valuation

The fair market value per share of common stock on any relevant date under the 2007 Plan will be the last reported sale price per share on that date, as reported on the OTC Bulletin Board. On September     , 2007, the last reported sale price of Prescient common stock was $0.     per share.

Stock Options

Grant

The Plan Administrator has complete discretion under the 2007 Plan to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. Under the 2007 Plan, an individual may not receive options to purchase more than 500,000 shares of common stock in any given year. In addition, an individual may not receive incentive stock options that first become exercisable in any given year for shares having a fair market value in excess of $100,000, as determined on the date of grant.

Price and Exercisability

The exercise price per share for options granted under the 2007 Plan may not be less than 100% of the fair market value per share of common stock on the option grant date.

No option will have a term in excess of 10 years, and options will generally vest and become exercisable in one or more installments over the optionee’s period of service with Prescient. Stock options that are immediately exercisable in full, without any vesting period, may also be granted under the 2007 Plan at the discretion of the Plan Administrator.

The exercise price may be paid in cash or in shares of the common stock. Outstanding options may also be exercised through one of the following methods to the extent permitted by applicable law:

•

a same-day sale, pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to Prescient, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes;

•	in shares subject to the option via net-share settlement whereby the cost to exercise the option is satisfied by share withholding;

•

a stock pledge, pursuant to which all or part of the shares being purchased under the option are pledged to a designated brokerage firm or lender as security for a loan, the proceeds of which are paid directly to Prescient and sufficient to cover the exercise price for the purchased shares plus all applicable withholding taxes; and

•

a full-recourse promissory note delivered to Prescient in an amount equal to the exercise price for the purchased shares plus all applicable withholding taxes, provided that the par value of the shares being purchased is paid in cash.

Termination of Service

Upon the optionee’s cessation of employment or service with Prescient, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

Other Provisions

No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan.

Stock Appreciation Rights

Grant

The Plan Administrator has complete discretion under the 2007 Plan to determine which eligible individuals are to receive stock appreciation rights, the time or times when such grants are to be made, the number of shares subject to each stock appreciation right, the vesting schedule (if any) to be in effect for the stock appreciation right and the maximum term for which any stock appreciation right is to remain outstanding. Under the 2007 Plan, an individual may not receive stock appreciation rights that pertain to more than 500,000 shares of common stock in any given year.

Price and Exercisability

The base price for stock appreciation rights are set forth in each agreement under which the stock appreciation right is granted and may not be less than 100% of the fair market value per share of common stock on the option grant date.

Each stock appreciation right agreement will specify the term of the stock appreciation right and the date or dates when all or any installment of the stock appreciation right will vest and become exercisable. The Plan Administrator may also determine that all or part of a stock appreciation right will fully vest if a change in control occurs with respect to Prescient or if the holder is involuntarily terminated after a change in control.

Stock appreciation rights may also be awarded alone. These stand-alone stock appreciation rights provide the holders with the right to receive a payment equal to the excess of (a) the fair market value of the shares of common stock subject to the stock appreciation right over (b) the aggregate base price payable for those shares. The payment may, at the discretion of the Plan Administrator, be made in cash, shares of common stock or a combination of both.

Stock appreciation rights may be awarded in combination with options. These tandem stock appreciation rights provide the holders with the right to surrender their options for a payment equal to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. The payment may, at the discretion of the Plan Administrator, be made in cash, shares of common stock or a combination of both.

Termination of Service

At the discretion of the Plan Administrator, each stock appreciation right agreement may provide that a stock appreciation right will expire prior to the end of its term if the employment or service of the holder of the stock appreciation right ceases for any reason. While a stock appreciation right remains outstanding, the Plan Administrator will also have complete discretion to extend the period following the holder’s cessation of employment or service during which his or her outstanding stock appreciation right may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of outstanding stock appreciation rights in whole or in part at any time.

Other Provisions

Stock appreciation rights are generally not assignable or transferable other than by will or the laws of inheritance and, during the holder’s lifetime, the stock appreciation may be exercised only by such holder. However, the Plan Administrator may allow stock appreciation rights to be transferred or assigned during the holder’s lifetime to one or more members of the holder’s immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the holder’s estate plan.

Restricted Stock

Grant

The Plan Administrator has complete discretion under the 2007 Plan to determine which eligible individuals are to receive shares of restricted stock, the time or times when such grants are to be made, the number of shares granted and the vesting schedule (if any) to be in effect for the restricted stock. In any given year, the number of shares of restricted stock that are subject to performance-based vesting conditions granted to a participant in the 2007 Plan may not exceed 500,000 shares.

Payment

Generally, restricted stock may be sold or awarded under the 2007 Plan as determined by the Plan Administrator.

Vesting

Awards of restricted stock may or may not be subject to vesting in one or more installments upon the satisfaction of conditions specified in the restricted stock agreement.

Voting and Dividend Rights

The holders of restricted stock awarded under the 2007 Plan will have the same voting, dividend and other rights as Prescient’s other stockholders. A restricted stock agreement, however, may require that the holders of restricted stock invest any cash dividends received in additional shares of restricted stock, and those additional shares of restricted stock will be subject to the same conditions and restrictions as the original shares of restricted stock on which the dividends were paid.

Stock Units

Grant

The Plan Administrator has complete discretion under the 2007 Plan to determine which eligible individuals are to receive stock units, the time or times when such grants are to be made, the number of stock units granted and the vesting schedule (if any) to be in effect for the stock units. In any given year, the number of stock units that are subject to performance-based vesting conditions granted to a participant in the 2007 Plan may not exceed 500,000 shares.

Vesting

Award of stock units may or may not be subject to vesting in one or more installments upon satisfaction of conditions specified in the stock unit agreement.

Settlement of Stock Units

Settlement of vested stock units may be made in the form of cash, shares of common stock or a combination of both, as determined by the Plan Administrator. Methods of converting stock units into cash may include (without limitation) a method based on the average fair market value of the common stock over a series of trading days. Vested stock units may be settled in a lump sum or in one or more installments.

Voting and Dividend Rights

The holders of stock units will have no voting rights. Prior to settlement or forfeiture, a stock unit awarded under the 2007 Plan may, at the Plan Administrator’s discretion, carry with it the right to receive dividend equivalents that entitle the holder to be credited with an amount equal to the cash dividends paid on Prescient’s common stock while the stock unit is outstanding. Settlement of dividend equivalents may be made in the form of cash, shares of common stock or a combination of both. Prior to settlement, dividend equivalents will be subject to the same conditions and restrictions as the stock units to which they attach.

Death of Recipient

Any award of stock units that becomes payable after the recipient’s death will be distributed to the recipient’s beneficiaries. Each recipient of an award of stock units under the 2007 Plan will designate one or more beneficiaries for this purpose by filing the prescribed form with Prescient. If no beneficiary is designated or if no designated beneficiary survives the award recipient, then any stock units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

Creditor’s Rights

A holder of stock units will have no rights other than those of a general creditor of Prescient. Stock units represent an unfunded and unsecured obligation of Prescient, subject to the terms and conditions of the applicable stock unit agreement.

Change in Control

For purposes of the 2007 Plan, Prescient will be deemed to have undergone a change in control upon the occurrence of any of the following events :

1.	The consummation of a merger or consolidation of Prescient with or into another entity or any other corporate reorganization, if the persons who were stockholders of Prescient immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation, or other reorganization less than 50% of the total voting power of the continuing or surviving entity or the direct or indirect parent corporation of the continuing or surviving entity;

2.	The sale, transfer or other disposition of all or substantially all of Prescient’s assets;

3.	A change in the composition of Prescient’s Board of Directors, after which fewer than a majority of the incumbent directors are directors who either (A) had been directors of Prescient on the date 24 months prior to such change in composition (the “original directors”) or (B) were elected or nominated for election to the Board with the affirmative votes of at least a majority of the original directors who were in office at the time of such election or nomination; or

4.	Any transaction (or a series of related transactions) that causes any person to be the beneficial owner (as that term is defined under the rules of the Securities and Exchange Commission) of shares representing at least 51% of the total voting power represented by Prescient’s outstanding voting securities.

A transaction will not constitute a change in control if its sole purpose is to change Prescient’s state of incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Prescient’s securities immediately before such transaction.

Upon or in anticipation of a change in control, the Board of Directors may, in its sole discretion, take one or more of the following actions contingent upon the occurrence of the change in control: (i) cause any or all outstanding options or SARs to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding restricted stock or stock units to become non-forfeitable, in whole or in part; (iii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option upon closing of the change in control; (iv) cancel any option or SAR in exchange for a substitute award; (v) cancel any restricted stock or stock units in exchange for restricted stock or restricted stock units with respect to the capital stock of any successor corporation or its parent; (vi) redeem any restricted stock or stock unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of common stock on the date of the change in control; (vii) cancel any option or SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares of common stock subject to that option or SAR, multiplied by (B) the difference, if any, between the fair market value per share of common stock on the date of the change in control and the exercise price of that option or SAR; provided, that if the fair market value per share of common stock on the date of the change in control does not exceed the exercise price of any such option or SAR, the Board may cancel that option or SAR without any payment of consideration.

Amendment and Termination

The Board of Directors may amend or modify the 2007 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation or pursuant to the express provisions of the 2007 Plan summarized above. The Board of Directors may terminate the 2007 Plan at any time.

Federal Income Tax Consequences

Set forth below is a general description of the federal income tax consequences relating to grants made under the Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

The Plan is not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Stock Options

Options granted under the 2007 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying dispositions and (ii) disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made more than 2 years after the option grant date and more than 1 year after the exercise date. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the excess or shortfall of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then generally the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then generally Prescient will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, Prescient will not be entitled to any income tax deduction.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Prescient will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Prescient in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

As discussed above, Prescient may grant either stand-alone stock appreciation rights or tandem stock appreciation rights under the 2007 Plan. Generally, the recipient of a stand-alone stock appreciation right will not recognize any taxable income at the time the stand-alone stock appreciation rights is granted.

With respect to stand-alone stock appreciation rights, if the employee receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the stock appreciation right in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

With respect to tandem stock appreciation rights, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to stand-alone stock appreciation rights. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a non-statutory stock option (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

In general, there will be no federal income tax deduction allowed to Prescient upon the grant or termination of stand-alone stock appreciation rights or tandem stock appreciation rights. However, upon the exercise of either a stand-alone stock appreciation right or a tandem stock appreciation right, Prescient will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Restricted Stock

A holder normally will not recognize taxable income upon the award of a restricted stock grant, and Prescient will not be entitled to a deduction, until such stock is transferable by the holder or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the holder will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock at that time and the amount paid by the holder for the shares, if any. Prescient will be entitled to a deduction in the same amount. A holder may, however, elect to recognize ordinary income in the year the restricted stock grant is awarded in an amount equal to the difference between the fair market value of the common stock on the date of grant, determined without regard to the restrictions, and the amount paid by the holder for the shares, if any. In this event, Prescient we will be entitled to a deduction in the same year, and any gain or loss recognized by the holder upon subsequent disposition of the common stock will be capital gain or loss. If, after making the election, the restricted stock is forfeited, the holder will not be entitled to any tax deduction or tax refund.

Stock Units

Upon the settlement of stock units granted under the 2007 Plan, the holder will generally recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares received.

In general, there will be no federal income tax deduction allowed to Prescient upon the grant or termination of stock units. However, upon the settlement of stock units granted under the 2007 Plan, Prescient will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the settlement, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to Prescient’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2007 Plan provides that no employee may be granted stock options, stock appreciation rights, restricted stock or stock units, in each case, that pertain to more than 500,000 shares in any calendar year. Stockholder approval of the 2007 Plan will constitute stockholder approval of these limitations for purposes of Section 162(m).

The foregoing is only a summary of the effect of U.S. federal income taxation upon awardees and Prescient with respect to the grant and exercise of awards under the 2007 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

New Plan Benefits

Due to the fact that awards granted under the 2007 Plan will depend on the discretion of the Plan Administrator, it is not possible to determine the number, name or positions of persons who will benefit from the 2007 Plan if it is approved by stockholders or the terms of any such benefits.

Equity Compensation Plan Information (as of December 31, 2006)

Our stockholders have approved all of the equity compensation plans pursuant to which we are currently granting equity awards.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1) (c)
Equity compensation plans approved by security holders	2,941,944	$1.66	1,908,056
Equity compensation plans not approved by security holders	—	—	—

Total:	2,941,944	$1.66	1,908,056

(1)	Common stock available for issuance pursuant to our Amended and Restated 1999 Stock Option/Stock Issuance Plan shall automatically increase on the first trading day of each calendar year by an amount equal to 1% of the shares of common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall such increase exceed 50,000 shares.

Vote Required for Approval of Proposal Three

The affirmative vote of a majority of the voting shares present or represented and entitled to vote at the Annual Meeting is required to approve this proposal to adopt the 2007 Plan.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2007 PLAN

PROPOSAL 4

AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE THE

PROVISION THAT DIVIDES OUR BOARD OF DIRECTORS INTO THREE CLASSES

General

The Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve an amendment to our certificate of incorporation to eliminate the provision that divides our Board of Directors into three classes. This amendment will not change the total number of directors that constitute our Board of Directors, which is currently six. If approved, the declassification of our Board of Directors will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. We currently plan to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from our stockholders. However, the Board of Directors has reserved the right to abandon the proposed amendment if, at any time before the filing of the certificate of amendment, it determines that declassification of the Board of Directors is no longer in our best interests.

If this proposal is approved, the first paragraph of Article X of our certificate of incorporation will be amended to reflect the elimination of the provision that divides our Board of Directors into three classes. The proposed amendment to the first paragraph of Article X of our certificate of incorporation is set forth in its entirety in Appendix B to this Proxy Statement. If this proposal is approved, corresponding amendments will be made to our bylaws. These amendments do not require approval by our stockholders.

Purpose of and Rationale for the Proposed Amendment

The purpose of the proposed declassification of our Board of Directors is to simplify our corporate governance structure and to increase the accountability of our directors to our stockholders. By making all of our directors stand for election each year and by making them subject to removal at any time, with or without cause (as discussed below), our Board of Directors believes that each director would be more accountable to our stockholders.

Our Board of Directors is currently divided into three classes, with the number of directors in each class being as nearly equal as possible. The directors in each class serve for a term of three years, and the terms of office for the three classes are staggered so that each year only one of the three classes of directors is elected. The benefits of maintaining a classified board structure include increased stability in board composition and greater continuity of experience because a majority of directors at any given time will have at least one year of experience with Prescient. However, the Board of Directors has determined that the simplification of our corporate governance structure and the increased accountability of our directors to our stockholders that would result from declassifying our Board of Directors outweigh the benefits of maintaining the current classification structure.

Effect of Proposed Amendment

The proposed declassification of our Board of Directors will not affect the election of directors at this year’s Annual Meeting. If this proposal is approved, all of our directors will be elected each year at our Annual Meeting of stockholders, beginning with our 2008 Annual Meeting, and the directors that are elected to office at each Annual Meeting will serve for a term of one year until the next succeeding Annual Meeting.

Delaware law generally provides that any director or the entire Board of Directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, if a corporation’s Board of Directors is divided into multiple classes, as ours currently is, Delaware law provides that the directors of such a corporation may be removed only for cause. Accordingly, our directors may be removed only for cause at the present time, but if the proposal to declassify our Board of Directors is approved, our directors will be subject to removal, with or without cause, at any time by the holders of a majority of our shares that are entitled to vote on the election of directors.

If the proposal to declassify our Board of Directors is not approved, the proposed amendment to our certificate of incorporation will not be made and we will continue to have a classified Board of Directors.

Anti-Takeover Effects

Maintaining a classified board has been viewed as an anti-takeover measure because it prevents a person (or a group of persons) who seeks to acquire control of the Company from being able to replace a majority of our directors in any single election. By eliminating the classification of our Board of Directors, we may become more vulnerable to unsolicited or hostile attempts by others to acquire control of our Board of Directors.

Vote Required for Approval of Proposal Four

The affirmative vote of two-thirds of the voting shares entitled to vote at the Annual Meeting is required to approve the elimination of the classification of our Board of Directors.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELIMINATION OF THE CLASSIFICATION OF OUR BOARD OF DIRECTORS.

OTHER MATTERS

The Board of Directors does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

OTHER INFORMATION

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information known to us with respect to beneficial ownership of our common stock and Series E Preferred Stock as of September     , 2007 by:

•	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock or Series E Preferred;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options, warrants or other derivative instruments, such as convertible preferred stock, currently exercisable or exercisable within 60 days of September [    ], 2007 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, warrants or other derivative instruments, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon (i) 33,326,270 shares of common stock outstanding and (ii) 1,657 shares of Series E Preferred outstanding as of September [    ] , 2007, as the case may be. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380.

	Common Stock			Series E Convertible Preferred Stock
	Number		Percent of Class Outstanding	Number	Percent of Class Outstanding
Directors and Officers:
Jane F. Hoffer	1,899,789	(2)	5.49%
Warren D. Jones	161,948	(3)	0.48%
Patrick Kiernan	142,398	(4)	0.43%
Michael A. DiPiano	4,172,614	(4)(5)(9)	12.52%
Daniel W. Rumsey	119,048	(4)	0.36%
Mary Lou Fox	152,928	(6)	0.46%
Directors and Executive Officers as a Group (6 persons)	6,648,725		18.75%

5% stockholders:
SDS Capital Group SPC LTD Including Merchant Fund)	5,731,743	(7)	17.20%	383	23%
CGA Resources, LLC	3,329,334	(8)	9.99%	460	28%
New Spring Ventures	4,053,566	(9)	12.16%	274	17%
Hudson Ventures	3,329,334	(10)	9.99%	205	12%
Less than 1%

(1)	The holder of each share of our Series E Convertible Preferred Stock shall be entitled to vote such number of shares of common stock into which such share of Series E Convertible Preferred Stock could be converted for purposes of determining the shares of our common stock entitled to vote at any regular, annual or special meeting of our stockholders, and shall have voting rights and powers equal to the voting rights and powers of our common stock. The holders of our Series E Convertible Preferred Stock also have separate class voting rights with respect to certain actions proposed to be taken by us. Each share of our Series E Convertible Preferred Stock is convertible into 5,208 shares of our common stock, subject to anti-dilution provisions. However, a holder of shares of our Series E Convertible Preferred Stock may not convert such shares of Series E Convertible Preferred Stock into shares of our common stock if the number of shares of our common stock to be issued pursuant to such conversion would cause, when aggregated with all other shares of our common stock beneficially owned by such holder at such time, such holder to beneficially own in excess of 9.99% of the then issued and outstanding shares of our common stock. Holders of shares of our Series E Convertible Preferred Stock may elect to convert such shares of our Series E Convertible Preferred Stock into greater than 9.99% of all the then outstanding shares of our common stock by giving to us 61 days advance notice of its intention to do so.
(2)	Includes 1,257,427 shares of common stock issuable upon exercise of stock options and 41,153 shares of our common stock issuable upon exercise of warrants.
(3)	Includes 151,948 shares of common stock issuable upon exercise of stock options.
(4)	Includes 119,048 shares of common stock issuable upon exercise of stock options.
(5)	Mr. DiPiano is the managing partner of New Spring Ventures.
(6)	Includes 148,728 of shares of common stock issuable upon exercise of stock options.
(7)	Does not include warrants exercisable into 1,331,258 shares of common stock, shares of Series E Convertible Preferred Stock convertible into 1,992,323 shares of common stock, and Series G Convertible Preferred Stock convertible into 5,375,000 shares of common stock, each upon 61 days advance written notice to us. The address of SDS is P.O. Box 174865, Cayman Corporate Center, 27 Hospital Road, Grand Cayman, E9.
(8)	Includes a maximum of 1,678,243 shares of our common stock issuable upon conversion of Series E Convertible Preferred Stock or Series G Convertible Preferred Stock, or exercise of warrants. Does not include shares of common stock in excess of 1,678,243 shares issuable upon conversion of Series E Convertible Preferred Stock or Series G Convertible Preferred Stock or exercise of warrants, each within 61 days advance written notice to us. In the aggregate, CGA Resources, LLC holds preferred stock convertible into 7,445,384 shares of common stock and warrants exercisable into 1,648,500 shares of common stock. The address of CGA Resources, LLC is 590 Madison Avenue, 5th Floor, New York, NY 10022.
(9)	Does not include warrants that are exercisable into 467,070 shares of common stock, shares of Series E Convertible Preferred Stock currently convertible into 1,428,115 shares of common stock, and Series G Convertible Preferred Stock currently convertible into 481,364 shares of common stock, each upon 61 days advance written notice to us. The address of New Spring Ventures is 500 N Gulph Road, Suite 500, King of Prussia, PA 19406.
(10)

Includes a maximum of 488,352 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock or exercise of warrants. Does not include shares of common stock in excess of 488,352 shares issuable upon conversion of Series E Convertible Preferred Stock or exercise of warrants, each within 61 days advance written notice to us. In the aggregate, Hudson Ventures holds preferred stock convertible into 1,066,453 shares of common stock and warrants exercisable into 311,579 shares of our common stock. The address of Hudson Ventures is 660 Madison Avenue, 14th Floor, New York, NY 10021.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, executive officers and persons who hold more than 10% of a registered class of equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership and changes of ownership with the SEC. Officers, directors and 10% stockholders are required by the SEC regulations to furnish us with all Section 16(a) forms they file. Based solely upon (a) the copies of Section 16(a) reports which Prescient received from such persons for their 2006 fiscal year transactions in the common stock and their common stock holdings and preferred stock and this preferred stock holdings, and (b) the written representations received from one or more of such persons that no other reports were required to be filed by them for the 2006 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

Code of Ethics

We have adopted a Code of Ethics that applies to all of its directors, officers and employees and meets the requirements of the rules of the SEC. The Code of Ethics is available on our website, www.prescient.com, or can be obtained without charge by written request to Secretary, Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380. We do not anticipate making material amendments to or waivers from the provisions of the Code of Ethics. If we make any material amendments to our Code of Ethics, or if our Board of Directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted, and the date of the amendment or waiver in a current report on Form 8-K.

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Secretary, Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380. All communications received by the Secretary are relayed to the Board of Directors of Prescient. Members of the Board of Directors are not required to attend the Annual Stockholders Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at Board of Directors, c/o Secretary, Prescient Applied Intelligence, Inc., 1247 Ward Avenue, West Chester, Pennsylvania 19380. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ANNUAL REPORT ON FORM 10-KSB

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, including financial statements for such period, is being mailed to stockholders with this Proxy Statement, but such report does not constitute a part of this Proxy Statement

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors

Jane F. Hoffer
Chief Executive Officer

APPENDIX A

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

1.	Proposed Amendment to Paragraph A of Article X of the Certificate of Incorporation:

ARTICLE X

A. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.

APPENDIX B

PRESCIENT APPLIED INTELLIGENCE, INC.

2007 EQUITY INCENTIVE PLAN

- i -

ARTICLE 7 PAYMENT FOR OPTION STOCK		9

7.1	General Rule.	9

7.2	Net Settlement.	9

7.3	Surrender of Stock.	9

7.4	Exercise/Sale.	9

7.5	Exercise/Pledge.	10

7.6	Promissory Note.	10

7.7	Other Forms of Payment.	10

ARTICLE 8 STOCK APPRECIATION RIGHTS		10

8.1	SAR Agreement.	10

8.2	Number of Shares.	10

8.3	Exercise Price.	10

8.4	Exercisability and Term.	10

8.5	Exercise of SARs.	11

8.6	Nonassignability of SARs.	11

ARTICLE 9 RESTRICTED STOCK		11

9.1	Restricted Stock Agreement.	11

9.2	Vesting Conditions.	11

9.3	Voting and Dividend Rights.	11

9.4	Nonassignability of Restricted Stock.	12

ARTICLE 10 STOCK UNITS		12

10.1	Stock Unit Agreement.	12

10.2	Payment for Awards.	12

10.3	Vesting Conditions.	12

10.4	Voting and Dividend Rights.	12

- ii -

10.5	Form and Time of Settlement of Stock Units.	12

10.6	Death of Recipient.	13

10.7	Creditors’ Rights.	13

10.8	Nonassignability of Stock Units.	13

ARTICLE 11 ADJUSTMENTS		13

ARTICLE 12 DEFERRAL OF AWARDS		13

ARTICLE 13 CHANGE IN CONTROL		14

13.1	General.	14

13.2	Dissolution or Liquidation.	15

ARTICLE 14 PAYMENT OF DIRECTOR’S FEES IN SECURITIES		15

14.1	Effective Date.	15

14.2	Elections to Receive Non-Statutory Stock Options, Restricted Stock or Stock Units.	15

14.3	Number and Terms of Non-Statutory Stock Options, Restricted Stock or Stock Units.	16

ARTICLE 15 LIMITATION ON RIGHTS		16

15.1	Retention Rights.	16

15.2	Stockholders’ Rights.	16

15.3	Regulatory Requirements.	16

ARTICLE 16 WITHHOLDING TAXES		16

16.1	General.	16

16.2	Stock Withholding.	16

ARTICLE 17 FUTURE OF THE PLAN		17

17.1	Term of the Plan.	17

17.2	Amendment or Termination.	17

ARTICLE 18 ADDITIONAL PROVISIONS		17

18.1	Effective Date.	17

18.2	Governing Law.	17

- iii -

PRESCIENT APPLIED INTELLIGENCE, INC.

2007 EQUITY INCENTIVE PLAN

ARTICLE 1

INTRODUCTION

The purpose of this Prescient Applied Intelligence, Inc. 2007 Equity Incentive Plan is to offer certain Employees, Outside Directors, and Consultants the opportunity to acquire a proprietary interest in the Company by the grant of Awards in the form of Options (which may constitute Non-Statutory Stock Options and Incentive Stock Options), Restricted Stock, Stock Appreciation Rights, or Stock Units. Through the Plan, the Company and its Related Corporations seek to attract, motivate, and retain highly competent persons.

ARTICLE 2

DEFINITIONS

As used herein, the following definitions shall apply.

“Award” shall mean any award of an Option, SAR, Restricted Stock, or Stock Unit under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean: (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company; (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (iii) gross negligence; (iv) willful misconduct; or (v) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or Related Corporation employing the Participant) may consider as grounds for the discharge of the Participant without Cause. Notwithstanding the foregoing, if a Participant and the Company (or Related Corporation employing the Participant) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement

“Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation, or other reorganization 50% or more of the voting power of the outstanding securities of (i) the continuing or surviving entity or (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer, or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than a majority of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the original directors who were still in office at the time of the election or nomination; or

(d) Any transaction or a series of related transactions as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 51% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph (iv), the term “person” shall have the same meaning as used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Related Corporation and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled the Company, directly or indirectly, immediately before such transaction(s). Furthermore, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of the Board, as described in Article 3.

“Common Stock” shall mean one share of the common stock of the Company.

“Committee” shall mean a committee appointed by the Board in accordance with Article 3.

“Company” shall mean Prescient Applied Intelligence, Inc., a Delaware corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or a Related Corporation as a consultant or advisor, excluding Employees and Outside Directors.

“Disability” shall mean a condition rendering a Participant disabled.

“Disabled” shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or a Related Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean, in the case of an Option, the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price” shall mean, in the case of a SAR, an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

“Fair Market Value” shall mean, as of any date: (i) if the Common Stock is not then publicly traded, the value of such Common Stock on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Common Stock is publicly traded, the closing price for the Common Stock on that date on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock on that date or, if no sale is publicly reported, the average of the closing bid and asked prices on that date, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the common stock selected from time to time by the Company for that purpose.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Involuntary Termination” shall mean the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Related Corporation employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Related Corporation employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Statutory Stock Option granted under the Plan and entitling the holder to purchase Common Stock.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Committee shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean an individual, trust, or estate who holds an Option or SAR.

“Outside Director” shall mean a member of the Board who is not an Employee.

“Participant” shall mean an individual, trust, or estate who holds an Award.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

“Plan” shall mean this Prescient, Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Predecessor Plan” shall mean the 1999 Stock Option/Stock Issuance Plan.

“Related Corporation” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Restricted Stock” shall mean Common Stock that is subject to restrictions, as described in Article 9.

“Restricted Stock Agreement” shall mean the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions, and restrictions pertaining to such Restricted Stock.

“SAR Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her SAR.

“Service” shall mean the performance of services for the Company (or any Related Corporation) by an Employee, Outside Director, or Consultant, as determined by the Committee in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Outside Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Related Corporation; or (iii) a leave of absence approved by the Company or a Related Corporation. A leave of absence approved by the Company or a Related Corporation shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or a Related Corporation.

“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under the Plan, as described in Article 8.

“Stock Unit” shall mean a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

“Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

“10% Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Committee in its sole discretion.

ARTICLE 3

ADMINISTRATION

3.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

3.2 Committee Responsibilities. The Committee shall: (a) select the Employees, Outside Directors, and Consultants who are to receive Awards under the Plan; (b) determine the type, number, vesting requirements, and other features and conditions of such Awards; (c) interpret the Plan; and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

In addition, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

3.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 3.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section, any reference in the Plan to the Committee shall include such secondary committee.

3.4 Scope of Discretion. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

3.5 Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Stock. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

ARTICLE 4

STOCK AVAILABLE FOR GRANTS

4.1 Basic Limitation. Common Stock issued pursuant to the Plan may be authorized but unissued stock or treasury stock. The aggregate number of shares of Common Stock that may be issued under the Plan pursuant to all types of Awards shall not exceed Six Million (6,000,000) subject to Section 4.2. The limitations of this Section 4.1 shall be subject to adjustment pursuant to Article 11. Any or all of the shares of Common Stock reserved for issuance under the Plan may be issued in respect of Incentive Stock Options.

Common Stock issued pursuant to the Plan may be authorized and unissued stock or treasury stock of the Company, whether or not previously issued and subsequently acquired by the Company. Subject to this Section 4.1 and subject to adjustment from time to time in accordance with the provisions of Article 11, the maximum number of shares of Common Stock that may be subject initially to Awards under the Plan is Six Million (6,000,000). Such initial share reserve shall be comprised of [                    ] shares of Common Stock, which represents the sum of the number of shares which remained for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Company’s stockholders, plus the number of shares of Common Stock subject to outstanding awards under the Predecessor Plan as of the Plan Effective Date that will only become available if the applicable award expires or is forfeited, or the applicable shares of Common Stock are withheld, in a manner consistent with Section 4.2 below, plus (ii) an additional increase of [                    ] shares of Common Stock authorized by the Board on                  , 2007.

4.2 Additional Stock. If Restricted Stock or Common Stock issued upon the exercise of Options are forfeited, then such Common Stock shall again become available for Awards under the Plan. If Options, SARs, or Stock Units are forfeited or terminate for any other reason before being exercised, then the corresponding Common Stock shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. If Options or SARs are exercised, then only the number of Common Stock (if any) actually issued in settlement of such Option or SAR shall reduce the number available under Section 4.1 and the balance shall again become available for Awards under the Plan. Notwithstanding the foregoing, the aggregate number of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased when Restricted Stock or other Common Stock are repurchased.

4.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Stock available for Awards.

ARTICLE 5

ELIGIBILITY

The persons eligible to participate in the Plan shall be limited to Employees, Outside Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Related Corporations and who have been selected by the Committee to participate in the Plan, provided, however, that only employees of the Company (or a Related Corporation) are eligible to be granted Incentive Stock Options.

ARTICLE 6

OPTIONS

6.1 Option Agreement. Each Option shall be evidenced by an Option Agreement, in the form approved by the Committee and may contain such provisions as the Committee deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 6.5.

6.2 Number of Shares. Each Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

6.3 Exercise Price. The exercise price per share of Common Stock purchasable under an Option will be determined by the Board and will not be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, is a 10% Stockholder will have an exercise price per share of Common Stock of not less than 110% of Fair Market Value per share of Common Stock on the date of the grant.

6.4 Exercisability and Term. Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The term of each Option will be fixed by the Board, provided, however, that no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, is a 10% Stockholder may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option. An Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5 Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the date of grant of each Incentive Stock Option) with respect to Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Corporation) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. Any Incentive Stock Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

6.6 Change in Status. In the event of an Optionee’s change of status from Employee to Consultant or to Outside Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

6.7 Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

6.8 Effect of Termination of Service. Options granted under the Plan shall be subject to the following provisions:

(a) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option (i) at any time on or prior to the date determined by the Committee, which date shall be at least 30 days subsequent to the Optionee’s Termination Date (but in no event later than the expiration of the term of such Option), and (ii) only to the extent that the Optionee was entitled to exercise such Option on the Termination Date. If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option, the Optioned Stock covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(b) Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option (i) at any time on or prior to the date determined by the Committee, which date shall be at least six months subsequent to the Termination Date (but in no event later than the expiration date of the term of his/her Option), and (ii) only to the extent that the Optionee was entitled to exercise such Option on the Termination Date. To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(c) Death of Optionee. In the event that an Optionee dies while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance (i) at any time on or prior to the date determined by the Committee, which date shall be at least six months subsequent to the date of death (but in no event later than the expiration date of the term of his/her Option), and (ii) only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Optioned Stock covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

6.9 Nonassignability of Options. Except as determined by the Committee, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

ARTICLE 7

PAYMENT FOR OPTION STOCK

7.1 General Rule. The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Stock are purchased, except as follows:

(a) In the case of an Incentive Stock Option granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Option Agreement. The Option Agreement may specify that payment may be made in any form(s) described in this Article.

(b) In the case of a Non-Statutory Stock Option, the Committee may at any time accept payment in any form(s) described in this Article.

7.2 Net Settlement.

To the extent that this Section is applicable, all or any part of the Exercise Price may be paid by means of net settlement whereby no exercise price will be due and where the number of Common Stock issued upon such exercise will be equal to: (A) the product of (1) the number of Common Stock as to which the Option is then being exercised, and (2) the difference between (x) the then current Fair Market Value per Common Stock and (y) the exercise price per share, divided by (B) the then current Fair Market Value per Common Stock. A number of Common Stock equal to the difference between the number of Common Stock as to which the Option is then being exercised and the number of Common Stock actually issued to the Participant upon such net settlement will be deemed to have been received by the Company in satisfaction of the exercise price

7.3 Surrender of Stock. To the extent that this Section is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Stock that are already owned by the Optionee. Such Common Stock shall be valued at their Fair Market Value on the date when the new Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Stock in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

7.4 Exercise/Sale. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided, that such payment would not cause the Company to violate Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

7.5 Exercise/Pledge. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company; provided, that such payment would not cause the Company to violate Section 402 of the Sarbanes-Oxley Act of 2002, as determined by the Committee in its sole discretion.

7.6 Promissory Note. To the extent that this Section is applicable, and consistent with applicable laws, regulations and rules, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

7.7 Other Forms of Payment. To the extent that this Section is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations, and rules.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

8.2 Number of Shares. Each SAR Agreement shall specify the number of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Participant in a single fiscal year of the Company shall in no event pertain to more than 500,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

8.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which will be determined by the Board and will not be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant.

8.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. The grant or vesting of the SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.

8.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Stock, (b) cash or (c) a combination of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Stock subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

8.6 Nonassignability of SARs. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

ARTICLE 9

RESTRICTED STOCK

9.1 Restricted Stock Agreement. Each grant of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2 Vesting Conditions. Each Award of Restricted Stock may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall the number of Restricted Stock which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year of the Company exceed 500,000, subject to adjustment in accordance with Article 11.

9.3 Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

9.4 Nonassignability of Restricted Stock. Except as determined by the Committee, no Restricted Stock shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Stock has vested.

ARTICLE 10

STOCK UNITS

10.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

10.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year of the Company exceed 833,333, subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

10.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Stock, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of: (a) cash, (b) Common Stock, or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.

Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

10.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

10.8 Nonassignability of Stock Units. Except as determined by the Committee, no Stock Unit Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

ARTICLE 11

ADJUSTMENTS

In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.

ARTICLE 12

DEFERRAL OF AWARDS

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Stock that otherwise would be delivered to such Participant as a result of the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Stock as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE 13

CHANGE IN CONTROL

13.1 General.

Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(a) cause any or all outstanding Options or SARs to become vested and immediately exercisable, in whole or in part;

(b) cause any or all outstanding Restricted Stock or Stock Units to become non-forfeitable, in whole or in part;

(c) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(d) cancel any Option or SAR in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(e) cancel any Restricted Stock or Stock Units in exchange for restricted stock or restricted stock units with respect to the capital stock of any successor corporation or its parent;

(f) redeem any Restricted Stock or Stock Unit for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(g) cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefore; and/or

(h) with respect to any Option, cancel that Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

13.2 Dissolution or Liquidation.

To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 14

PAYMENT OF DIRECTOR’S FEES IN SECURITIES

14.1 Effective Date. No provision of this Article shall be effective unless and until the Board has determined to implement such provision.

14.2 Elections to Receive Non-Statutory Stock Options, Restricted Stock or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, Non-Statutory Stock Options, Restricted Stock or Stock Units, or a combination thereof, as determined by the Board. Such Non-Statutory Stock Options, Restricted Stock and Stock Units shall be issued under the Plan. An election under this Article shall be filed with the Company on the prescribed form.

14.3 Number and Terms of Non-Statutory Stock Options, Restricted Stock or Stock Units. The number of Non-Statutory Stock Options, Restricted Stock or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such Non-Statutory Stock Options, Restricted Stock or Stock Units.

ARTICLE 15

LIMITATION ON RIGHTS

15.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director, or Consultant. The Company and its Related Corporations reserve the right to terminate the Service of any Employee, Outside Director, or Consultant at any time, with or without Cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 16

WITHHOLDING TAXES

16.1 General. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

16.2 Stock Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 17

FUTURE OF THE PLAN

17.1 Term of the Plan. The Plan will continue in effect until terminated in accordance with Section 17.2; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the effective date of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

17.2 Amendment or Termination. The Board may amend, alter or discontinue the Plan at any time, provided, that, no amendment, alteration or discontinuation will be made, without the approval of such amendment by the Company’s stockholders in a manner consistent with the requirements of Treas. Reg. § 1.422-3 (or any successor provision), that would: (i) increase the total number of Shares reserved for issuance hereunder (except as otherwise provided in Section 3), or (ii) change the classes of persons eligible to receive Awards; and provided further, that no amendment, alteration, or discontinuance shall be made which would impair the rights of a Participant under any Agreement.

ARTICLE 18

ADDITIONAL PROVISIONS

18.1 Effective Date. Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is approved by the Board (or such later date as is then specified by the Board), provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

18.2 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

PRESCIENT APPLIED INTELLIGENCE, INC.

Date:	By:

Its:

PRELIMINARY COPY

PRESCIENT APPLIED INTELLIGENCE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF PRESCIENT APPLIED INTELLIGENCE, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Jane A. Hoffer and Daniel W. Rumsey, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock and series E convertible preferred stock of Prescient Applied Intelligence, Inc. (“Prescient”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1247 Ward Avenue, West Chester, Pennsylvania 19380, at 9:00 a.m., local time, on September 26, 2007, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5 which have been proposed by our Board of Directors, and in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

PRELIMINARY COPY

Please Detach and Mail In the Envelope Provided

☒ Please mark your votes as indicated in this example.
1.	ELECTION OF DIRECTORS.

			FOR	WITHHELD
			☐	☐

Nominees:
	VOTE FOR all the nominees listed; except vote withheld from the following nominee(s) (if any):	01 Jane F. Hoffer
02 Mary Lou Fox
03 Warren D. Jones

			FOR	AGAINST	ABSTAIN
2.	RATIFYING THE APPOINTMENT OF AMPER, POLITZINER & MATTIA, P.C. AS PRESCIENT’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007		☐	☐	☐

			FOR	AGAINST	ABSTAIN
3.	APPROVAL OF PRESCIENT’S 2007 EQUITY INCENTIVE PLAN		☐	☐	☐

			FOR	AGAINST	ABSTAIN
4.	APPROVAL OF THE AMENDMENT TO PRESCIENT’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROVISION THAT DIVIDES ITS BOARD OF DIRECTORS INTO THREE CLASSES		☐	☐	☐

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder                                  Signature of Stockholder                                  Dated:                     , 2007

                                                                                                                              IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.